Exhibit 10.78

COMMERCIAL LEASE AGREEMENT

LESSOR:	LESSEE:
ESSEX CAPITAL CORPORATION	TWINLAB CORPORATION
1486 EAST VALLEY ROAD	600 E. QUALITY DRIVE
SANTA BARBARA, CA 93108	AMERICAN FORK, UT 84003

EQUIPMENT LOCATION: (If other than Address of Lessee set forth above)   same as above    (“Equipment Location”)

EQUIPMENT DESCRIPTION: As described on Addendum I attached hereto and made a part hereof (“Leased Equipment”).

LEASE DATE: June 30, 2015 (“Lease Date”)

		MONTHLY
LEASE TERM:		RENTAL:	FEES:
36 Months	Amount:	$4,875.37	Documentation Fee:		$300.00
	Tax:	$	Filing Fee:		$75.00
	Total		Other:	$
	Rentals =	$	(Less amounts received)	$

SECURITY DEPOSIT:	$		TOTAL FEES	$

FIRST PAYMENT DUE: June 30, 2015

THIS LEASE IS A NON-CANCELABLE LEASE

1.          AGREEMENT TO LEASE. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, subject to the terms of this lease agreement (“Lease Agreement” or “Lease”) and any schedules or addenda attached hereto, the Leased Equipment identified above or in the attached schedules or addenda. Lessor may insert in this Lease Agreement the serial numbers, and other identification data, of the Leased Equipment when determined by Lessor. The Leased Equipment shall be installed at, and shall not be removed from the Equipment Location identified above without Lessor’s written consent. Equipment required to be registered under applicable state vehicle laws shall not be removed from the state of registration without the Lessor’s written consent. The lease term shall commence upon the Lease Date and shall continue for the thirty-six (36) month term referenced above (the “Initial Term”, and if extended pursuant to the terms and conditions herein, the “Term”). This Lease Agreement shall have no effect prior to the execution of this Lease Agreement by both parties. This Lease Agreement is not subject to cancellation for any reason.

1

2.          STATUS OF PARTIES, WARRANTIES AND DEFENSES. This is a finance lease (California Uniform Commercial Code Section 10103 (a)(7)). Lessee has selected the Leased Equipment from the supplier of the Leased Equipment (the “Supplier”). Lessor has not manufactured or supplied the Leased Equipment but is acquiring the same or the right to possession and use of the same solely in connection with this Lease Agreement, and at the request of Lessee. Lessee acknowledges that Lessee has received copies of all contracts evidencing the purchase of the Leased Equipment and the rights with respect thereto.

Lessee’s sole remedy in the event of a claimed breach of warranty or other defect in or failure of the Leased Equipment shall be in accordance with the Supplier’s warranty. Lessee covenants not to assert any claim against Lessor on account of any alleged defect or failure of the Leased Equipment and Lessee may not withhold or fail to pay any installments due to Lessor hereunder.

LESSOR LEASES THE LEASED EQUIPMENT “AS IS,” AND BEING NEITHER THE MANUFACTURER OF THE LEASED EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR SELLER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE LEASED EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE OR ANY OTHER PERSON FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE LEASED EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE LEASED EQUIPMENT, (iii) THE USE OR PERFORMANCE OF THE LEASED EQUIPMENT, OR (iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

3.          PAYMENT. Lessee promises and agrees to pay all rental installments on the date designated by Lessor and to pay such other charges as are herein provided. Payments of rental installments for each month during the Term shall be payable at the office of Lessor, or to such other person and/or at such other place as Lessor may from time to time designate in writing. Lessor may apply remittances received to unpaid rental installments and/or charges on a due date basis, remittance received being applied to the oldest unpaid rental installment or charge.

The Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Leased Equipment or its lease shall be borne by Lessee. Lessee’s agreement to pay all obligations under the Lease, including but not limited to the rental installments, is absolute and unconditional and such agreement is for the benefit of Lessor and its assignees. Lessee’s obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever.

In addition to the fees and payments specified above, Lessee shall also deliver to Lessor concurrently with the execution hereof a Warrant to Purchase Common Stock of Lessee’s indirect parent company, Twinlab Consolidated Holdings, Inc. (“TLCC”), in the form attached hereto as Addendum II.

2

4.          FINANCIAL AND EQUIPMENT CONDITION. Lessor may inspect the Leased Equipment at any time during business hours upon reasonable notice, and Lessee agrees to keep the Leased Equipment in good condition and repair (ordinary wear and tear excepted) at Lessee’s expense and house the same in suitable shelter, and not to sell or otherwise dispose of the Leased Equipment or any accessories attached hereto. Lessee shall cause the Leased Equipment to be maintained and serviced in accordance with the recommendations of the Supplier and otherwise in accordance with sound and customary industry practices.

Lessor may rely upon TLCC’s and Lessee’s financial statements and other documents filed with the Securities and Exchange Commission. Upon Lessor’s reasonably request, Lessee will furnish Lessor with additional financial information of TLCC and Lessee, subject to Lessor’s agreement not to disclose such financial information or trade in the stock of TLCC prior to the time such financial information becomes publicly available.

5.          OWNERSHIP. The parties agree that this Lease Agreement creates a lease of personal property, rather than a security interest, within the meaning of California Uniform Commercial Code Section 1203, and that the Initial Term is less than the remaining economic life of the Leased Equipment. No title or right in the Leased Equipment shall pass to Lessee except the rights herein expressly granted. Plates or other markings may be affixed to or placed on the Leased Equipment by Lessor or at Lessor’s reasonable request, by Lessee at Lessee’s expense, indicating the Lessor is the owner thereof, and Lessee will not remove the same. Upon the termination of the Initial Term, except as provided in paragraph 6 below, Lessee will immediately crate, insure, and ship the Leased Equipment and operating manuals to whatever destination Lessor shall direct, all at Lessee’s expense, in as good condition as received less normal wear and tear, said destination to be confirmed by Lessee prior to shipment. Lessee agrees to pay Lessor monthly rent at the rate specified for the Term for any month or part thereof from the end of the Term until the Leased Equipment is shipped by Lessee. Said Leased Equipment shall always remain and be deemed personal property even though attached to realty. Lessee shall maintain each unit of Leased Equipment so that it may be removed from the building in which it is placed without material damage to the building. All replacements, accessories, or capital improvements made to or placed in or upon said Leased Equipment shall become component parts thereof and title thereto shall immediately vest in Lessor and shall be included under the terms hereof. Lessee agrees that Lessor is authorized, at its option, to file financing statements or amendments thereto without the signature of Lessee with respect to any or all of the Leased Equipment and, if a signature is required by law, then Lessee appoints Lessor as Lessee’s attorney-in-fact for the purpose of executing any such financing statements and further agrees to pay the Lessor a reasonable documentation fee to cover the expense of making such filing(s). Lessee further agrees to itself execute such documents and take such action, as Lessor may reasonably request to protect Lessor and Lessor’s lenders and carve out the interest from any owner or encumbrancer of the real property on which the Leased Equipment shall be installed or located, waiving any claim of interest in the Leased Equipment and consenting to its removal upon the expiration or sooner termination of this Lease Agreement.

3

If Lessee rents the Equipment Location specified above, Lessee shall obtain a signed waiver from Lessee’s landlord (and, if applicable, from such landlord’s mortgagee) in favor of Lessor substantially in the form attached hereto as Addendum III.

If Lessee has one or more secured lenders, Lessee will, upon the request of Lessor, provide Lessor with a release of collateral relating to the Leased Equipment executed by each such secured lender and file appropriate UCC financing statement amendments to delete the Leased Equipment from the financing statements filed by each such secured lender.

6.          EXPIRATION OF LEASE; PURCHASE OPTION. At the expiration of the Initial Term, Lessee shall provide at least sixty (60) days prior written notice to Lessor of Lessee’s intent to either (a) purchase the Leased Equipment pursuant to the purchase option set forth herein, (b) extend the Lease Agreement for a specified period of time, which shall not be less than one year, at a monthly rental rate determined by the Lessor (in its sole discretion) to be the fair market value rental rate for the Leased Equipment at such time; or (c) return the Leased Equipment to the Lessor pursuant to Paragraph 5 above. In the event that notice is not given at least sixty (60) days prior to the expiration of the Initial Term or any renewal or extension then in effect, then this Lease Agreement shall continue as a hold-over on a month-to month basis, and Lessee shall continue to pay the monthly rent then required hereunder, until Lessee thereafter meets the sixty (60) day prior written notice requirement. Nothing herein shall be deemed or construed as a waiver of Lessor’s rights and remedies upon the expiration or termination of the Initial Term.

Provided that Lessee has complied in all material respects with all the terms and conditions of this Lease Agreement, no default is continuing hereunder, and has paid in full all amounts due under this Lease Agreement, including all lease payments and applicable taxes, then Lessee shall have the option to purchase the Leased Equipment upon the expiration of the Initial Term or upon the expiration of any renewal or extension as provided herein. Upon the proper exercise of this purchase option, including timely notice under this Paragraph 6, Lessee may purchase all of the Leased Equipment for an amount equal to fifteen percent (15%) of the Leased Equipment’s $2,750,000 initial purchase price by Lessor from Lessee pursuant to that certain Bill of Sale of equal date herewith, plus any applicable taxes, provided that Lessor receives payment in full on or before the last day of the applicable term. Upon any such exercise of this purchase option and payment in full, title to the Leased Equipment shall be transferred to Lessee free and clear of all liens, security interests and other encumbrances created by Lessor and this Lease Agreement shall then terminate.

7.          ASSIGNMENT. Lessor may assign this Lease Agreement, and any such assignee(s) may further assign this Lease Agreement, without notice to or consent of the Lessee. Any such assignee shall succeed to all rights of the Lessor hereunder, and such assignee’s rights shall be free from all defenses, set-offs or counter-claims of any kind which Lessee may be entitled to assert against Lessor other than for Lessee’s right to use and possession of the Leased Equipment. Lessee hereby waives the right to assert any such defense, set-off or counter-claim against any such assignees, it being understood that such assignees shall assume the obligations of the Lessor named herein. By the foregoing waiver, Lessee does not waive the right to any defense, set-off, or counterclaim in may have against Lessor in the event Lessor assigns this Lease pursuant to this provision.

4

LESSEE SHALL NOT ASSIGN, MORTGAGE OR HYPOTHECATE THIS LEASE OR ANY INTEREST HEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR AND ANY SUCH TRANSFER OR ASSIGNMENT WITHOUT SUCH CONSENT WILL BE VOID. TITLE TO THE LEASED EQUIPMENT SUBJECT TO THIS LEASE IS RETAINED BY THE LESSOR AND LESSEE COVENANTS THAT IT WILL NOT PLEDGE OR ENCUMBER THE EQUIPMENT IN ANY MATTER WHATSOEVER, NOR PERMIT ANY LIENS, CHARGES, OR ENCUMBRANCES TO ATTACH THERETO.

The provisions of this Lease Agreement apply to and bind the heirs, executors, administration, successors and permitted assigns of the respective parties hereto.

8.          INSURANCE. Lessee assumes the entire risk of loss or damages to the Leased Equipment, whether or not covered by insurance, and no such loss shall relieve Lessee of its obligations hereunder. Lessee agrees to keep the Leased Equipment insured and to provide proof of insurance to Lessor in the Leased Equipment; to protect all interests of Lessor, at Lessee’s expense, against all risks of loss or damage from any cause whatsoever for not less than the unpaid balance of the lease rentals due hereunder or eighty percent (80%) of the then current value of said Leased Equipment, whichever is higher, and to purchase insurance in the amounts set forth in the attached Lessor’s Insurance Requirements. During the Term of this Lease Agreement, Lessor and Lessor’s lenders shall be named as an additional insured in all such insurance policies providing and as a loss payee as its interests may arise in the policies insuring the Leased Equipment. Each policy shall expressly provide that said insurance as to Lessor and its assigns shall not be invalidated by any acts, omissions or neglect of Lessee and cannot be canceled without thirty (30) days prior written notice to Lessor. As to each policy, Lessee shall furnish Lessor a Certificate of Insurance and copy of policy from the insurer reflecting the coverage required by this paragraph on or before the Lease Date. The proceeds of such insurance whether resulting from loss or damage or return of premium or otherwise, shall be applied toward the replacement or repair of the Leased Equipment or the payment of Lessee’s attorney-in-fact to make claim for, receive payment of and execute or endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued the Leased Equipment. If Lessee fails to maintain the insurance required by this paragraph, Lessor may, but it is not obligated to, obtain insurance in such forms and amounts as it deems reasonable to protect its interests and Lessee agrees to reimburse Lessor for all such costs together with interest at the rate provided herein upon demand.

5

9.          INDEMNITY. Lessee shall, at its sole cost and expense, indemnify, hold harmless and defend Lessor and its agents, employees, officers and directors from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including attorney’s fees, arising out of, connected with, resulting from or relating to the Leased Equipment or the condition, delivery, leasing, location, maintenance, manufacture, operation, ownership, possession, purchase, repair, repossession, return, sale, selection, service or use thereof, including without limitation (a) claims involving latent or other defects (whether or not discoverable by Lessee or Lessor), (b) claims for trademark patent or copyright infringement, and (c) claims for injury or death to persons or damage to property or loss of business or anticipatory profits, whether resulting from acts or omissions, including negligence, of Lessee or Lessor or otherwise. Lessee shall give Lessor prompt written notice of any claims or liability covered by this paragraph. The indemnities under this paragraph shall survive the satisfaction of all other obligations of Lessee herein and the termination of this Lease Agreement.

10.         TAXES AND FEES. Lessee agrees to use, operate and maintain the Leased Equipment in accordance with all laws in all material respects; to pay all licensing and registration fees for the Leased Equipment; to keep the same free of levies, liens and encumbrances; to show the Leased Equipment as “leased equipment” on Lessee’s personal property tax returns; to pay all personal property taxes assessed against equipment, which sum Lessee shall remit to the taxing authority; to pay all other federal, state and local taxes, assessments, fees and penalties which may be levied or assessed on or in respect to the Leased Equipment or its use or any interest therein, or rental payments thereon including but not limited to all sales and use taxes, however designated, levied or assessed upon the Lessee and Lessor or either of them or said equipment, or upon the sale, ownership, use or operation thereof (other than those measured by Lessor’s net income). Lessor may pay such taxes and other amounts and may file such returns on behalf of Lessee if Lessee fails to do so as provided herein. Lessee agrees to reimburse Lessor for reasonable costs incurred in collecting any charges, taxes, assessments or fees for which Lessee is liable hereunder.

11.         ADVANCES. All advances made and costs reasonably incurred by Lessor to preserve the Leased Equipment or to discharge and pay any taxes, assessments, fees, penalties, liens or encumbrances thereon or to insure the Leased Equipment shall be added to the unpaid balance of rentals due hereunder and shall be repayable by Lessee to Lessor immediately together with interest thereon at the rate of one and six tenths (1.6%) percent per month (or, if lower, the highest rate then allowed by law) until paid.

12.         DEFAULT. Lessee shall be in default hereunder upon the occurrence of any of the following events (each a “Default”): (a) failure of Lessee to pay any rental payment or other amount required hereunder when due; (b) failure of Lessee to perform any other obligation hereunder or observe any other term or provision hereunder; (c) any representation or warranty made to Lessor by Lessee or by any Guarantor proves to have been false in any material respect when made; (d) levy, seizure or attachment or other involuntary transfer of the Leased Equipment; (e) a filing by or against Lessee under the provisions of any federal or state bankruptcy or insolvency law or Lessee otherwise becomes subject to the provisions of such law, or assignment for benefit of creditors or bulk transfer of assets by, or cessation of business, termination of existence, death or dissolution of, Lessee or any Guarantor; or (f) the receipt by Lessor of a written notice from the landlord of the Equipment Location that (i) Lessee has vacated or abandoned the Equipment Location, or (ii) any default by Lessee under its real property lease with such landlord has occurred and such landlord intends to retake possession of the Equipment Location. As used herein, the term “Guarantor” shall include any guarantor of this Lease Agreement and any owner of any property given as security for Lessee’s obligations hereunder.

6

13.         REMEDIES. If a Default hereunder is continuing, Lessor may exercise any one or more of the following remedies without demand or notice to Lessee and without terminating or otherwise affecting Lessee’s obligations hereunder; (i) accelerate the obligation of Lessee hereunder and, in such event, shall be entitled to recover the sum of (a) delinquent lease payments with interest thereon at the legal rate, (b) the lease payments that will become due in the future discounted to present value as of the date of entry of judgment at a rate equal to 80% of the New York Prime Rate as published from time to time in the Wall Street Journal as of that date, and (c) the anticipated residual value of the Leased Equipment; (ii) require Lessee to assemble the Leased Equipment and make it available to Lessor at a place designated by Lessor, in its sole discretion; (iii) take and hold possession of the Leased Equipment from any premise where the same may be located without liability to Lessee for any damage caused thereby; (iv) sell or lease the Leased Equipment or any part thereof at public or private sale for cash, on credit or otherwise with or without representations or warranties, and upon such commercially reasonable terms as shall be acceptable to Lessor; (v) use and occupy the Equipment Location for the purpose of taking, holding, reconditioning, displaying, selling or leasing the Leased Equipment, without cost to Lessor or liability to Lessee; and (vi) demand, sue for and recover from Lessee all sums due hereunder. Lessee shall be entitled to credit for net proceeds received by Lessor upon sale or reletting of the Leased Equipment, if any, discounted to present value. Lessee shall also be liable for all costs incurred by Lessor in retaking, protecting, and disposing of the Leased Equipment, including reasonable legal fees and costs.

14.         LATE CHARGE. In the event a rent payment or personal property tax payment is not made when due hereunder, the Lessee promises to pay (1) a late charge to the Lessor or its assigns not later than one month thereafter, in an amount calculated at the rate of five cents per one ($1.00) dollar of each such delayed payment. The late charge and/or the interest payment set forth in this contract shall apply only when permitted by law and, if not permitted by law, the late charges and/or interest payments shall be calculated at the maximum rate permissible by law.

15.         OMISSION. The omission by the Lessor at any time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants or provisions hereof or the Lessee at any time designated, shall not be a waiver of any such default or right to which the Lessor is entitled, nor shall it in any way affect the right of the Lessor to enforce such provisions thereafter. The Lessor may exercise all remedies simultaneously, pursuant to the terms hereof and such action shall not operate to release the Lessee until the full arrival of the rentals due and to become due and all other sums to be paid hereunder have been paid.

7

16.         AGREEMENT TO PAY NUTRICAP NOTE. In connection with Lessor’s acquisition from Lessee of the Leased Equipment on the date hereof, Lessor irrevocably agreed to make all payments as and when due to Nutricap Labs, LLC (“Nutricap”) by, and on behalf of, Lessor’s sister company NutraScience Labs, Inc. (“NSL”) pursuant to that certain Amended & Restated Unsecured Promissory Note of equal date herewith between NSL and Nutricap (the “Note”). Lessor hereby expressly agrees that if, and only if, (i) Lessor fails to make any payment to Nutricap when due under the Note (after the expiration of any grace period or cure period including, without limitation, the fifteen (15) business day periods set forth in Sections 2.01(a) and 2.01(b) of the Note), (ii) NSL or its immediate parent company Twinlab Consolidation Corporation (“TCC”), by virtue of TCC’s guaranty of the Note, is required to and does make such payment to Nutricap, and (iii) if such payments by NSL or TCC exceed the total combined amount of unamortized principal offset and cash reimbursement called for by Section 16 of the Commercial Lease Agreement of equal date herewith between Lessor and Lessee for equipment with an original purchase price of $2,750,000 (the “$2.75MM Lease”), then with respect only to the amount of such excess (x) the remaining monthly rental installments hereunder shall be adjusted by reducing the unamortized principal balance under this Lease on a dollar-for-dollar basis by the amount of such payments, and (y) the “initial purchase price” shall be likewise reduced for purposes of the 15% repurchase option under Section 6 of this Lease Agreement. In the event that the amounts of such excess paid by NSL or TCC under the Note (upon a failure by Lessor to pay such amounts) exceed the unamortized principal balance remaining hereunder at such time, then Lessor shall be liable to Lessee for the full amount of such excess, such cash payments not to exceed the lesser of (a) the total amount of payments made by Lessee to Lessor pursuant to this Lease, and (b) an amount that when added to the amount of any reduction of unamortized principal pursuant to this provision equals $150,000. It is expressly agreed that the remedies available to the Lessee pursuant to Section 16 of the $2.75MM Lease, must be fully-exhausted before Lessee shall be entitled to the remedies provided for in Section 16 hereof.

17.         NOTICES. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) transmitted by electronic mail via the Internet (with a copy of such transmission delivered promptly thereafter by registered or certified mail or courier). Unless otherwise provided herein, all notices shall be deemed to be effective on: (a) if delivered personally or by courier, the date of receipt (or if delivery is refused, the date of such refusal); (b) if by electronic mail, the date transmitted to the appropriate electronic mail address and an appropriate return receipt or telephone confirmation is received; or (c) if transmitted by registered or certified mail, three (3) days after the date of posting. Any notice shall refer to this Agreement, including the specific paragraph under which notice is being given. Notice hereunder shall be directed to a party at the address for such party set forth on this first page of this Lease Agreement or to such other address or to such other person as either party shall have last designated by such notice to the other party hereto.

18.         GOVERNING LAW, VENUE, and JURY WAIVER. This Agreement shall be governed and interpreted in accordance with the laws of the state of Lessor’s principal office which is the State of California and any suit hereon shall be brought in the county of such office. To the extent permitted by law, the parties waive their right to a jury trial.

8

19.         INTEGRATION. It is specifically understood and agreed that all understandings and agreements heretofore made between the parties hereto relative to this Lease are merged in this Lease Agreement (including its addenda and schedules), which contains the entire agreement and understanding of the parties hereto, and neither party relies upon any other statement or representation, except for the credit application and financial statements of Lessee and any Guarantor provided in connection herewith. This Lease Agreement may not be modified or canceled except by an instrument in writing signed by the Lessee and a corporate officer of the Lessor.

20.         COUNTERPARTS. This Lease Agreement (and any amendment hereto or any other document delivered pursuant hereto) may be executed in one or more counterparts and, at such time as each party has signed and delivered at least one such counterpart to the other parties hereto, each counterpart shall be deemed an original and, taken together, the counterparts shall constitute one and the same agreement. The transmission of a counterpart signed with an electronic signature and the transmission of a facsimile, including in portable document format (PDF), of any original signed counterpart by electronic mail shall both be treated for all purposes as the delivery of an original signed counterpart.

21.         LEGAL REPRESENTATION AND CONSTRUCTION. Each party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Lease Agreement and any related documents. The parties acknowledge that each party and its counsel have reviewed and revised this Lease Agreement and related documents, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any related documents. As used in this Agreement, the terms “includes” or “including” shall mean “including, without limitation.” Wherever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns or pronouns shall include the plural and vice versa. Time is of the essence of this Lease Agreement.

This Lease is not effective nor accepted until signed by an officer of Lessor, which is the last act necessary for the effectiveness of this Lease.

(signatures on following page)

9

IN WITNESS WHEREOF, each of the parties has caused this Lease Agreement to be executed by its duly authorized officers.

LESSEE: TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy	Title: Chief Executive Officer
Date:	6/30/15

By:	/s/ Mark Jaggi	Title: Chief Financial Officer
Date:	6/30/15

Witness:

Accepted by LESSOR: ESSEX CAPITAL CORPORATION

By:	/s/ Ralph T. Iannelli	Title:	President
Date:	6/30/15

[Signature Page to Commercial Lease Agreement]

10

Addendum I

Schedule of Leased Equipment

Schedule A attached hereto is incorporated herein by this reference.

[Signature Page Follows]

11

LESSEE: TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy
Title:	Chief Executive Officer
Date:	6/30/15

By:	/s/ Mark Jaggi
Title:	Chief Financial Officer
Date:	6/30/15

LESSOR:        ESSEX CAPITAL CORPORATION

By:	/s/ Ralph T. Iannelli
Title:	President
Date:	6/30/15

[Signature Page to Schedule of Leased Equipment]

12